                                                                   Exhibit 10.66

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                            Nonexclusive License
                                                                      97-107-.MW
                                                                        11/20/97

                                LICENSE AGREEMENT

Effective as of November 20, 1997 ("Effective Date"), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("STANFORD"), and Ontogeny, Inc., having a business address at 45 Moulton Street, Cambridge, MA 02138-1118 ("LICENSEE"), agree as follows;

1.    BACKGROUND

1.1 STANFORD has certain rights to biological material known as "Transgenic Mice Carrying a Reporter Gene for the Hedgehog Signaling Pathway" ("Biological Material") developed in the laboratory of Dr. Matthew Scott, a Howard Hughes Medical Institute ("HHMI") investigator at STANFORD, and described in Stanford docket S97-107.

1.2 STANFORD desires to have the Biological Material utilized at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

1.3 LICENSEE wishes to acquire a license to said Biological Material to use Biological Material in the Licensed Field of Use.

1.4 Biological Material was developed in the course of research supported by the Howard Hughes Medical Institute.

2.    DEFINITIONS

2.1 "Biological Material" means "Transgenic Mice containing an E. Coli laczgene inserted in the patched gene" and provided to LICENSEE pursuant to this Agreement.

2.2 "Licensed Field of Use" means any use of the Biological Material for research purposes. The Biological Material may be used to identify, discover or characterize products. The Licensed Field of Use specifically excludes any use of Biological Material which requires U. S. F. D. A. approval, including any human in vitro and human in vivo diagnostic or therapeutic applications, and any human in vivo use for whatever purpose.

3.    GRANT

3.1 STANFORD hereby grants, and LICENSEE accepts, a nonexclusive license to the Biological Material in the Licensed Field of Use. Said license does not include the right to grant sublicense(s). However, if LICENSEE is collaborating with a corporate partner, such corporate partner shall be allowed access to Biological Material solely for purposes of the collaboration and provided that it is bound by the same restrictions on use and transfer as LICENSEE under conditions outlined in Section 5.4. LICENSEE is only


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     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

      allowed to provide the mice under collaboration to 2 corporate partners. In addition, STANFORD will supply LICENSEE with 2 pairs of homozygous breeding mice and 4 pairs of heterozygote transgenic mice to begin research.

3.2 The term of said license shall commence as of the Effective Date of this Agreement and shall expire November 1, 2017 unless sooner terminated according to Article 9 hereunder.

3.3 STANFORD reserves the right to supply any or all of Biological Material to academic research scientists, subject to limitation of use by such scientists for research purposes only.

3.4   STANFORD will not file a patent application covering the Biological
      Material.

3.5 The Biological Material were made in the course of research conducted by Howard Hughes Medical Institute ("HHMI") in affiliation with Stanford University. LICENSEE acknowledges that STANFORD has granted to HHMI an irrevocable, nonexclusive, non-transferable, royalty-free license with respect to the Biological Materials.

3.6 LICENSEE agrees to take all action necessary on its part as LICENSEE to enable STANFORD to satisfy its reporting obligations to HHMI relating to Invention(s) and Biological Material as follows: "HHMI shall have the right to require periodic reporting, in confidence, on the utilization or efforts at obtaining utilization of any subject discovery or invention."

4.    ROYALTIES

4.1 LICENSEE agrees to pay to STANFORD a noncreditable, nonrefundable license issue royalty of [**]. Upon receipt of payment, STANFORD shall send a breeding pair of Biological Material to LICENSEE. LICENSEE shall not transfer Biological Material to any third party without prior written consent from STANFORD.

4.2 LICENSEE shall pay license maintenance royalties of [**] on November 7, 1998, and [**] on every November 7 thereafter through November 7, 2017. Said payments are nonrefundable.

4.3 LICENSEE shall make a payment of [**] for each of the first two IND filings of products identified or discovered through material use of the Biological Material. LICENSEE shall not pay any more than [**] pursuant to this Section 4.3.

4.4 If LICENSEE should decide to make Biological Material available to a corporate partner under a collaboration as described in Section 3.1, LICENSEE will pay to STANFORD [**] upon transfer. This payment will be made for each collaborator who receives the mice.

4.5   All payments to STANFORD shall be in U.S. Dollars, net of any non-U.S.
      taxes.


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4.6   No other payments are due under this Agreement to STANFORD with regard to the Biological Material or products identified or discovered through the use of the Biological Material.

5.    NEGATION OF WARRANTIES

5.1   Nothing in this Agreement shall be construed as:

            (a) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and trademarks, of third parties;

            (b) Conferring rights to use in advertising, publicity, or otherwise any trademark or the name of "STANFORD"; or

            (c) Granting by implication, estoppel, or otherwise any licenses or rights under patents of STANFORD.

5.2 Except as expressly set forth in this Agreement, STANFORD makes no representations and extends no warranties of any kind, either express or implied. There are no express or implied warranties of merchantability or fitness for a particular purpose, or that the use of the Licensed Product(s) will not infringe any patent, copyright, trademark or other rights or any other . express or implied warranties. As of the Effective Date, STANFORD is unaware of any patents or other rights which cover the Biological Material.

5.3 LICENSEE agrees that nothing in this Agreement grants LICENSEE any express or implied license or right under or to: U.S. Patent 4,656,134, "Amplification of Eucaryotic Genes," or any patent application corresponding thereto.

6.    INDEMNITY

6.1 LICENSEE agrees to indemnify, hold harmless, and defend STANFORD, Stanford Health Services and Howard Hughes Medical Institute and their respective trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the use of Biological Material by LICENSEE or for any breach of this Agreement by LICENSEE, unless due to the gross negligence or willful misconduct of STANFORD. STANFORD shall promptly notify LICENSEE of such claim, other than any claim for breach of this Agreement by LICENSEE, and to the extent that the LICENSEE is responsible for payment to a third party under this indemnity, LICENSEE shall manage and control the defense and/or settlement of said indemnifiable claim, utilizing attorney's reasonably acceptable to STANFORD and HHMI. LICENSEE agrees not to settle any such claim against any Indemnitee without STANFORD's and HHMI's written consent where such settlement would include any admission of liability on the part of any Indemnitee, where the settlement would impose any restriction on the conduct by the Indemnitee of any of its activities, or where the settlement would not include an unconditional release of such Indemnitee from all liability for claims that are the subject matter of such claim. This Section 6.1 shall survive termination of this Agreement.


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6.2   Neither STANFORD nor Howard Hughes Medical Institute shall be liable for any indirect, special, consequential, or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract, or otherwise arising out of the use of Biological Material by LICENSEE, unless due to the gross negligence and willful misconduct of STANFORD.

6.3 LICENSEE shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

7.    STANFORD NAMES AND MARKS

Except as required by law, LICENSEE agrees not to identify STANFORD in any promotional advertising or other promotional Material(s) to be disseminated to the public or any portion thereof or to use the name of any STANFORD faculty member, employee, or student or any trademark, service mark, trade name, or symbol of STANFORD or the Stanford Health Services, or that is associated with either of them, without STANFORD's prior written consent, which shall not be unreasonably withheld.

8.    TERMINATION

8.1 LICENSEE may terminate this Agreement for any reason and at any time by giving STANFORD notice in writing at least ninety (90) days in advance of the Effective Date of termination provided that LICENSEE shall thereupon cease use of Biological Material.

8.2 STANFORD may terminate this Agreement if LICENSEE is in material breach of any provision hereof; and LICENSEE fails to remedy any such breach within thirty (30) days after written notice thereof by STANFORD.

8.3   Surviving any termination are:

            (a) Any cause of action or claim of LICENSEE or STANFORD, accrued or to accrue, because of any breach by the other party;

            (b)   Payment of royalties due under Section 4 hereof; and

            (c)   The provisions of Articles 5 and 7.

8.4 At STANFORD's request, LICENSEE will return all Biological Material in its possession upon the effective date of termination of this Agreement.

9.    ASSIGNMENT

This Agreement may not be assigned except by LICENSEE to a party which acquires all of substantively all of the business to which the Agreement relates through a merger or sale of assets or otherwise.


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10.   MISCELLANEOUS

10.1 LICENSEE agrees to make written reports annually on or about November 1 until the expiration of this license on November 1, 2017. These reports should contain a brief description of LICENSEE's use of Biological Material during the preceding year and shall be held by STANFORD in confidence.

10.2 Arbitration - If a controversy should arise out of this Agreement, or the breach thereof, the individuals executing this Agreement on behalf of each party, or their respective successors or designees (hereinafter referred to as "the parties") will provide written notice of the existence and nature of the dispute to each other and will attempt in good faith to resolve the dispute informally through discussion, the exchange of documents, or meetings. If the parties are unable to resolve the dispute informally within thirty (30) days after the date of the initial written notice to a party informing the party of a dispute, the parties may agree in writing to submit the dispute to arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association. If the parties are unable to resolve the dispute informally within thirty (30) days after the date of the initial written notice of the dispute, either party may elect not to arbitrate the dispute and to file instead a civil action in a court of competent jurisdiction. These provisions shall not apply to HHMI's right to indemnification under this Agreement.

10.3 Termination Report - LICENSEE also agrees to make a written report to STANFORD within ninety (90) days after the date of termination of this Agreement, stating in such report the number and description of all Biological Material made or otherwise disposed of which were not previously reported to STANFORD.

10.4 Notices - All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

                               To STANFORD:     Office of Technology Licensing
                                                Stanford University
                                                900 Welch Road, Suite 350
                                                Palo Alto, CA 94304-1850

                                                Attention: Director

                              To LICENSEE:      Ontogeny
                                                45 Moulton Street
                                                Cambridge, MA 02138-1118

                                                Attention:  ____________________

Either party may change its address upon written notice to the other party.

10.5 None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.


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10.6  This Agreement shall be governed by the laws of the State of California applicable to agreements negotiated, executed, and performed wholly within California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

       THE BOARD OF TRUSTEES OF THE LELAND
       STANFORD JUNIOR UNIVERSITY

       Signature:       /s/
                   ----------------------------------
       Name:
             ----------------------------------------
       Title:  Director, Technology Licensing
       Date:
             ----------------------------------------


       ONTOGENY, INC.

       Signature:  /s/
                   ----------------------------------
       Name:
             ----------------------------------------
       Title:
             ----------------------------------------
       Date:
             ----------------------------------------


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